                                                                      Exhibit 11


                  BELL ATLANTIC CORPORATION AND SUBSIDIARIES
                   Computation of Per Common Share Earnings
                (Dollars in Millions, Except Per Share Amounts)

                                                                                  Three months ended March 31,
                                                                                  ----------------------------
                                                                                      1995            1994
                                                                                  ------------    ------------
Income before extraordinary item.........................................         $      414.5    $      395.9
Extraordinary item.......................................................                   --            (6.7)
                                                                                  ------------    ------------

Net income...............................................................         $      414.5    $      389.2
                                                                                  ============    ============

Earnings Per Common Share
- -------------------------
Weighted average shares outstanding......................................          436,381,047     436,299,626
Incremental shares from assumed exercise of stock
  options and payment of performance share awards........................            1,002,653       1,041,399
                                                                                  ------------    ------------
Total shares.............................................................          437,383,700     437,341,025
                                                                                  ============    ============

Income before extraordinary item........................................          $        .95    $        .91
Extraordinary item .....................................................                    --            (.02)
                                                                                  ------------    ------------
Net income..............................................................          $        .95    $        .89
                                                                                  ============    ============

Fully Diluted Earnings Per Common Share*
- ----------------------------------------
Weighted average shares outstanding.....................................           436,381,047     436,299,626
Incremental shares from assumed exercise of stock
  options and payment of performance share awards.......................             1,031,322       1,041,399
                                                                                  ------------    ------------
Total shares............................................................           437,412,369     437,341,025
                                                                                  ============    ============


Income before extraordinary item........................................          $        .95    $        .91
Extraordinary item......................................................                    --            (.02)
                                                                                  ------------    ------------

Net income..............................................................          $        .95    $        .89
                                                                                  ============    ============

* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.